Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Black Knight, Inc. Amended and Restated 2015 Omnibus Incentive Plan of our report dated March 24, 2023, with respect to the consolidated financial statements of Bakkt Holdings, Inc. included in Intercontinental Exchange, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

September 5, 2023